                                                                    Exhibit 10.1

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made effective as of the 3rd day of May, 2005, by and between AssuranceAmerica Corporation, a Nevada corporation (the "Company"), and Heritage Assurance Partners, L.P., a limited partnership formed under the laws of the State of Georgia ("Heritage").

         WHEREAS, the Company and Heritage have entered into that certain Stock Purchase Agreement effective as of April 11, 2005 (the "Stock Purchase Agreement"); and

         WHEREAS, the parties desire to amend the Stock Purchase Agreement to increase the aggregate number of shares of the Company's Series A Convertible Preferred Stock ("Series A Preferred Stock") that may be sold and purchased thereunder; and

         WHEREAS, pursuant to the terms of the Stock Purchase Agreement, the Stock Purchase Agreement may be amended by the Company and the holder of a majority of the Series A Preferred Stock sold thereunder;

         NOW THEREFORE, for the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Stock Purchase Agreement. The Stock Purchase Agreement is hereby amended by deleting Section 1.3 thereof in its entirety and by replacing it with the following:

                           1.3 Sale of Additional Shares of Preferred Stock.
                  After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, additional shares of Series A Preferred Stock to the Purchasers or other accredited investors, provided that: (a) in no event shall the aggregate number of Shares issued at the Initial Closing and all subsequent Closings exceed 800,000; and (b) all such subsequent Closings are consummated within the 45-day period immediately following the Initial Closing.

         2. Limited Amendment. Unless otherwise specifically defined herein, each term used herein that is defined in the Stock Purchase Agreement will have the meaning assigned to such term in the Stock Purchase Agreement. All terms and conditions of the Stock Purchase Agreement which are not expressly modified by this Amendment remain in full force and effect.

         3.       Miscellaneous.

                  (a) Entire Agreement; Amendment. This Amendment and the Stock Purchase Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede any and all prior and contemporaneous agreements and understandings between the parties with respect thereto. Any waiver, amendment, modification or supplement of or to any term or condition of this Amendment shall be effective only if in writing and signed by the parties hereto.

                  (b) Governing Law. The internal laws of the State of Georgia (regardless of conflict of laws principles) shall govern all issues concerning the construction, validity and interpretation of this Amendment.

                  (c) Counterparts. This Amendment may be executed in any number of counterparts, some of which may have signature pages differing as to form, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                   ASSURANCEAMERICA CORPORATION


                                   By:      /s/ Renee Pinczes
                                            ------------------------------------
                                            Renee Pinczes, Senior Vice President
                                            and Chief Financial Officer

                                   HERITAGE ASSURANCE PARTNERS, L.P.


                                   By:      Heritage Fund Advisors, LLC, its
                                            general partner

                                            By:  /s/ J. Wesley Grace
                                                 -------------------------------
                                                     J. Wesley Grace,
                                                     Secretary/Treasurer


                                      -4-